UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 21, 2017

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(c)          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gary L. Bohnsack, Jr.

On June 21, 2017, Gary L. Bohnsack, Jr. was appointed as the Vice President, Controller & Chief Accounting Officer of Buckeye Pipe Line Services Company (“BPLSC”) and an executive officer of Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (“Buckeye”), effective upon commencement of his employment with Buckeye on June 21, 2017.

Mr. Bohnsack, 46, previously served as the Vice President and Controller of Kinder Morgan, Inc. since 2013, during which time he oversaw the accounting and financial reporting functions for all Kinder Morgan, Inc. companies. Prior to joining Kinder Morgan, Mr. Bohnsack served as an audit partner at KPMG LLP since 2004. Mr. Bohnsack is a Certified Public Accountant, holds an MBA in finance and accounting from New York University’s Leonard N. Stern School of Business, and a BA in economics from Columbia University.

Mr. Bohnsack’s base salary will be $350,000 per year. He will be paid a $300,000 sign-on bonus (less applicable taxes), which is contingent on Mr. Bohnsack remaining employed with BPLSC for two years. If Mr. Bohnsack terminates his employment for any reason or is terminated for cause, he will be required to repay the entire amount of the sign-on bonus to BPLSC. Mr. Bohnsack will participate in Buckeye’s annual incentive compensation plan, with a target award for 2017 of 60% of his base salary. Buckeye and BPLSC have entered into a Severance Agreement with Mr. Bohnsack effective upon the commencement of his employment on June 21, 2017. The terms of the Severance Agreement are substantially identical to the terms of the form Severance Agreement for Buckeye’s other named executive officers, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to Buckeye Partners, L.P.’s Quarterly Report on Form 10-Q on November 2, 2015. In connection with Mr. Bohnsack’s appointment, he received two one-time off-cycle grants of phantom units and performance units under Buckeye’s 2013 Long-Term Incentive Plan (“LTIP”). The first LTIP grant had an aggregate value of $500,000 subject to standard vesting and performance conditions of the annual cycle LTIP grant agreements, with one-half consisting of phantom units and one-half consisting of performance units. The second LTIP grant consisted of phantom units with a target value of $700,000 subject to a vesting schedule of approximately one-third of the award per year over a three-year period. Finally, Mr. Bohnsack will be eligible to participate in the other benefit and welfare plans in which Buckeye’s other named executive officers participate, such as the Unit Deferral and Incentive Plan and Retirement and Savings Plan. Mr. Bohnsack will be recommended for participation in the Benefit Equalization Plan in 2018. The Compensation Committee of the Board of Directors of Buckeye GP approved all of the compensation to be awarded to Mr. Bohnsack, effective upon commencement of his employment on June 21, 2017.

There is no arrangement or understanding between Mr. Bohnsack and any other persons pursuant to which Mr. Bohnsack was elected Vice President, Controller & Chief Accounting Officer of BPLSC and executive officer of Buckeye GP. There are no relationships between Mr. Bohnsack and Buckeye GP or Buckeye that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	/s/TODD J. RUSSO
Todd J. Russo
Senior Vice President, General Counsel and
Secretary

Dated: June 26, 2017